UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 7, 2001

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Royal Palm Way, Suite 410, Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:        561-805-8000

ITEM 5.         OTHER EVENTS

        Mercedes Walton has resigned as President and Chief Operating Officer of Applied Digital Solutions, Inc. (the “Registrant”) and from her position as a Director of the Registrant effective September 5, 2001 to pursue other opportunities. Until her successor is elected by the Board of Directors, Richard J. Sullivan will serve as the Registrant’s President and Chief Operating Officer.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC. (Registrant)
Date: September 7, 2001	By:	/s/ JEROME C. ARTIGLIERE
Jerome C. Artigliere Senior Vice President and Chief Financial Officer